UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 7, 2009, Generex Biotechnology Corporation (the “Company”) entered into an agreement (“Supply Agreement”) with Sanofi-Aventis Deutschland GmbH, a company existing under the laws of Germany (“sanofi-aventis”), pursuant to which sanofi-aventis will manufacture and supply recombinant human insulin to the Company in the territories specified in the Supply Agreement.  Through the Supply Agreement, the Company will procure recombinant human insulin crystals for use in the production of the Company’s proprietary oral insulin spray product, Generex Oral-lyn™.  As of the date of this Current Report, Generex Oral-lyn™ is undergoing Phase III clinical trials in the United States, Canada, Bulgaria, Poland, Romania, Russia and Ukraine and has been approved for commercial marketing and sale in India, Ecuador, Lebanon and Algeria.

The terms of the Supply Agreement require the Company to make certain minimum purchases of insulin from sanofi-aventis through the period ended December 31, 2011.  sanofi-aventis will be the Company’s exclusive supplier in certain countries and a non-exclusive supplier some other countries.  Upon notice to the Company, sanofi-aventis may delete any territory from the Supply Agreement in which Generex Oral-lyn™ has not been approved for commercial sale by December 31, 2011.  The prices under the Supply Agreement are subject to adjustment beginning after December 31, 2012.

Under the Supply Agreement, the Company must use good faith commercially reasonable efforts to receive necessary governmental approvals for the sale of Generex Oral-lyn™ in all territories covered by the Supply Agreement, and the Company will be responsible for all attendant registration costs.  During the term of the Supply Agreement, sanofi-aventis has the option to offer insulin to the Company for sales of Generex Oral-lyn™ in certain other territories.

The initial term of the Supply Agreement expires on October 31, 2016.  Thereafter, the term automatically renews for successive three-year periods unless either party provides 24 months’ notice of its intent not to renew the Supply Agreement.  The Supply Agreement may be terminated under the following circumstances:

•
Following consultation with sanofi-aventis and upon 60 days’ notice, the Company may terminate the Supply Agreement in the event that sanofi-aventis implements a significant change to its manufacturing processes for the insulin that renders the insulin unusable in the production of Generex Oral-lyn™.

•	After December 31, 2011, sanofi-aventis may terminate the Supply Agreement upon 12 months’ notice if forecasted purchases by the Company do not meet certain volume levels.
•
Either party has the right to terminate the Supply Agreement if (i) a study of at least 50 patients fails to demonstrate non-inferiority of Generex Oral-lyn™ using the insulin supplied by sanofi-aventis, or (ii) any in-vitro physico-chemical characterizations carried out on the insulin supplied by sanofi-aventis cannot be used to establish suitable equivalence to the recombinant human insulin product utilized by the Company in Generex Oral-lyn™ prior to the date of the Supply Agreement.

•
Either party may terminate the Supply Agreement upon 90 days’ prior written notice to the other upon the material breach or default by the other party of any of its representations, warranties, covenants or agreements under the Supply Agreement, subject to a six-month cure period if requested by the breaching party.

Upon the expiration or termination of the Supply Agreement, sanofi-aventis may request that the Company purchase materials and components acquired by sanofi-aventis for the manufacture of insulin for the Company prior to the expiration or termination date and all work-in-progress and finished product manufactured by sanofi-aventis for the Company as of such date, subject to certain limitations set forth in the Supply Agreement.

sanofi-aventis is obligated to indemnify the Company for third-party claims arising out of or resulting from (i) sanofi-aventis’ negligent acts or omissions or willful misconduct in connection with the performance of the services contemplated by the Supply Agreement, (ii) its of any of its representations, warranties, covenants, obligations, agreements or duties under the Supply Agreement, or (iii) any claim that sanofi-aventis’ manufacture, use or sale of the insulin alone infringes a patent or any other proprietary rights, except for any third-party claim arising out of or resulting from any negligence, recklessness or wrongful conduct by the Company or the Company’s breach of any of its representations, warranties, covenants, obligations, agreements or duties under the Supply Agreement.  sanofi-aventis’ liability to the Company is capped at an amount equal to the total fees paid by the Company under the Supply Agreement in the 12 months preceding the event giving rise to the liability.  sanofi-aventis will not be liable to the Company for indirect, incidental, special or consequential damages arising out of its performance under the Supply Agreement.

The Company is obligated to indemnify sanofi-aventis for any third-party claims arising out of or resulting from from: (i) the Company’s use, handling, distribution, marketing or sale of the insulin or Generex Oral-lyn™, (ii) the Company’s breach of any of its representations, warranties, covenants, obligations, agreements or duties under the Supply Agreement (iii) any claim that the manufacture, use or sale of Generex Oral-lyn™ infringes a patent or any other proprietary rights, or (d) any other claim that arises from and is related to the Generex Oral-lyn™, except for any third-party claim arising out of or resulting from any negligence, recklessness or wrongful conduct by sanofi-aventis or sanofi-aventis’ breach of any of its representations, warranties, covenants, obligations, agreements or duties under the Supply Agreement.

In August 2008, the Company and sanofi-aventis U.S. Inc., an affiliate of sanofi-aventis, entered into a materials transfer agreement pursuant to which the Company evaluated sanofi-aventis’ insulin product to determine its suitability for use in commercial production of Generex Oral-lyn™.  Prior to entering into the Supply Agreement, no other material relationship existed between the Company and its affiliates and sanofi-aventis and its affiliates.

The Company intends to file the Supply Agreement, subject to a request for confidential treatment for certain of its terms, as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2009.

The Company issued a press release on December 9, 2009 announcing the Supply Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release issued by Generex Biotechnology Corporation dated December 9, 2009

Forward-Looking Statements

This Report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the safe harbors created thereby. These statements can be identified by introductory words such as "intends," "will," “may” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by the Company with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. The Company cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when the Company will obtain regulatory approval for any “phase” of clinical trials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: December 9, 2009	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Generex Biotechnology Corporation dated December 9, 2009